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                                                                      EXHIBIT 21

                          CALIFORNIA BANCSHARES, INC.
                              LIST OF SUBSIDIARIES

    Alameda First National Bank

    The Bank of Milpitas, N.A.

    The Bank of San Ramon Valley

    Centennial Bank

    Commercial Bank of Fremont

    Community First National Bank

    Concord Commercial Bank

    Modesto Banking Company

    Lamorinda National Bank

    Westside Bank

    CBI Mortgage

    Island Bancorp. Leasing, Inc.

    LNB Corp.